Exhibit 10.1

FINDER’S FEE AGREEMENT

THIS AGREEMENT is dated for reference the 17th day of November, 2015.

BETWEEN:

PACIFIC GREEN TECHNOLOGIES INC., a corporation in the State of Delaware, with offices at 5205 Prospect Road, Suite 135-226, San Jose, CA 95129.

(the “Company”)

AND:

PACIFIC GREEN GROUP LIMITED, at Bison Court, Road Town, Tortola, D8.

(the “Finder”)

WHEREAS:

A.	the Finder introduced the Company to PowerChina SPEM Company Limited in regards to the manufacturing of products of the Company;

B.	if the Company proceeds with the Transaction to which it was introduced through the Finder, the Company will pay to the Finder, in exclusive consideration for the finder’s services, a finder’s fee in the form of 934,963 warrants as attached as Schedule “B” to this Agreement (the “Warrants”) exercisable in common shares of the Company at a price of $0.001 per share (the “Finder’s Fee”); and

C.	the Company has entered into an agreement with PowerChina SPEM Company Limited in regards to the manufacturing of products of the Company (the “Transaction”).

THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants and agreements herein contained the parties agree as follows:

1.            On the closing of the Transaction (the “Effective Date”), the Finder shall become entitled to the Finder’s Fee consisting of the Finder’s Fee issuable on or before two months from closing of the Transaction.

2.            The Finder represents and warrants to, and covenants and agrees with the Company that:

(i)	the Finder is eligible to acquire the Warrants of under Regulation S set forth in the Declaration of Regulation S Eligibility, attached hereto as Schedule “A”, respectively, are true and correct and may be relied upon by the Company; further, all information, representations and warranties contained in this Agreement, or that have been otherwise given to the Company, are correct and complete as of the date hereof, and may be relied upon by the Company; and

(ii)	the Finder understands that any certificates representing Warrants acquired by the Finder subject to the Agreement will have a resale legend on them that will read substantially as follows:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).

NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

3.            Any notice to be given under this Agreement shall be in writing and shall be addressed and delivered personally to the parties at their addresses as first above given or at such other address as may from time to time be notified in writing by any of the parties. Any such notice shall be deemed to have been given on the day delivered.

4.            This Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

5.            The parties shall execute such further and other documents and instruments and do such further and other things as may be necessary to implement and carry out the terms of this Agreement.

6.            This Agreement may not be assigned by either party hereto except with the prior written consent of the other party hereto.

7.            This Agreement will be construed under and governed by the laws of the Province of British Columbia.

8.            This Agreement represents the entire agreement between the parties and supersedes any and all prior agreements and understandings, whether written or oral, between the parties.

9.            The Finder acknowledges that:

a.	the Finder has been requested by the Company to obtain his own independent legal advice on this Agreement prior to signing this Agreement;

b.	the Finder has been given adequate time to obtain independent legal advice;

c.	by signing this Agreement, the Finder confirms that he fully understands this Agreement; and

d.	by signing this Agreement without first obtaining independent legal advice, the Finder waives his right to obtain independent legal advice.

10.          This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

11.          This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the day and year first above written notwithstanding its actual date of execution.

PACIFIC GREEN TECHNOLOGIES INC.

Per:
Neil Carmichael, President and Director

PACIFIC GREEN GROUP LIMITED

Per:
Authorized Signatory

SCHEDULE “A”

DECLARATION OF REGULATION S ELIGIBILITY

Regulation S of the United States Securities Act of 1933, as amended (“Securities Act”) is available for the use of non-U.S. Persons only. This Declaration must be answered fully and returned to Pacific Green Technologies Inc. (the “Company”) to ensure the Company is in compliance with the Securities Act in connection with the proposed acquisition of securities of the Company (the “Securities”) by the Shareholder (as defined below). All information will be held in the strictest confidence and used only to determine investor status. No information will be disclosed other than as required by law or regulation, other demand by proper legal process or in litigation involving the Company or its affiliates, controlling persons, officers, directors, partners, employees, shareholders, attorneys or agents.

In order to induce the Company and W.L. Macdonald Law Corporation to effect the issuance of securities, I: _____________________________________________ (the “Shareholder”),

HEREBY AFFIRM AND DECLARE THAT:

1.	The Shareholder is not a “US Person,” as such term is defined in Rule 902(k) of Regulation S which, without restricting the generality of such definition, includes

(a) a natural person resident in the United States,

(b) a partnership or corporation organized or incorporated under the laws of the United States,

(c) an estate of which any executor or administrator is a U.S. Person,

(d) a trust of which any trustee is a U.S. Person,

(e) a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit of a U.S. Person,

(f) a discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, and

(g) a partnership or corporation if

(i)	organized or incorporated under the laws of any foreign jurisdiction, and

(ii)	formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by ‘Accredited Investors’ who are not natural persons, estates or trusts.

2.	The Shareholder is not purchasing the Securities for the benefit of a US Person.

3.	The Shareholder is not purchasing the Securities in the name of a company incorporated in the United States of America or for the benefit of a company incorporated in the United States of America.

4.	The Shareholder is not purchasing the Securities in its capacity as trustee for a U.S.-based trust.

5.	The Shareholder is not purchasing the securities in its capacity as an executor or administrator of the estate of a U.S. resident.

6.	The Shareholder is not a U.S. resident purchasing the Securities through a brokerage account located outside of the United States of America, nor is it using a non-U.S. brokerage account to purchase the Securities for the benefit of individuals or corporate entities resident within the United States of America.

7.	The Shareholder is not purchasing the Securities as part of a transaction or series of transactions that, although in technical compliance with the provisions of Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act and will not engage in hedging transactions involving the Securities unless such transactions are in compliance with the Securities Act.

8.	The Shareholder is purchasing the Securities as an investment and not with a view towards resale.

9.	It has been called to the Shareholder’s attention that this investment involves a high degree of risk, and no assurances are or have been made regarding the economic advantages, if any, which may inure to its benefit. The economic benefit from an investment in the Securities depends on the ability of the Company to successfully conduct its business activities. The accomplishment of such goals in turn depends on many factors beyond the control of the Company or its management. Accordingly, the suitability for any particular investor in the Securities will depend upon, among other things, such investor's investment objectives and such investor's ability to accept speculative risks, including the risk of a total loss of investment in the Securities. The Shareholder’s advisor(s), if any, and the Shareholder have carefully reviewed and understand the risk of, and other considerations relating to, an investment in the securities.

10.	The Shareholder is able to bear the economic risks of this investment, is able to hold the Securities for an indefinite period of time, and has sufficient net worth to sustain a loss of the entire investment in the Company in the event such loss should occur.

11.	The Company has answered all inquiries that the Shareholder has made of it concerning the Company or any other matters relating to the business and proposed operation of the Company and the offer and sale of the Securities.

12.	The Shareholder will offer, sell or otherwise transfer the Securities only (A) pursuant to a registration statement that has been declared effective under the Securities Act, (B) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S in a transaction meeting the requirements of Rule 904 (or other applicable Rule) under the Securities Act, or (C) pursuant to another available exemption from the registration requirements of the Securities Act, subject to the Company’s right prior to any offer, sale or transfer pursuant to clauses (B) or (C) to require the delivery of an opinion of counsel, certificates or other information reasonably satisfactory to the Company for the purpose of determining the availability of an exemption.

13.	To the Shareholder’s knowledge, without having made any independent investigation, neither the Company nor any person acting for the Company, has conducted any “directed selling efforts” in the United States as the term “directed selling efforts” is defined in Rule 902 of Regulation S, which, in general, means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the marketing in the United States for any of the securities being offered. Such activity includes, without limitation, the mailing of printed material to investors residing in the United States, the holding of promotional seminars in the United States, and the placement of advertisements with radio or television stations broadcasting in the United States or in publications with a general circulation in the United States, which discuss the offering of the securities. To the Shareholder’s knowledge, without having made any independent investigation, the securities were not offered to it through, and the Shareholder is not aware of, any form of general solicitation or general advertising, including without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

14.	The Shareholder is permitted to purchase the Securities under the laws of its home jurisdiction.

15.	The Shareholder has been independently advised as to the applicable holding period imposed in respect of the Securities by securities legislation in the jurisdiction in which it resides and confirms that no representation has been made respecting the applicable holding periods for the Securities in such jurisdiction and is aware of the risks and other characteristics of the Securities and of the fact that holders of such Securities may not be able to resell such Securities except in accordance with applicable securities legislation and regulatory policy.

16.	The Shareholder understands that if it knowingly and willingly makes false statements as to eligibility to purchase or resell securities under Regulation S, it may become subject to civil and criminal proceedings being taken by the United States Securities and Exchange Commission.

17.	The Shareholder has no present intention of becoming, a resident of the United States (defined as being any natural person physically present within the United States for at least 183 days in a 12-month consecutive period or any entity who maintained an office in the United States at any time during a 12-month consecutive period). The Shareholder understands that the Company may rely upon the representations and warranty of this paragraph as a basis for an exemption from registration of the securities under the Securities Act, and the provisions of relevant state securities laws.

DATED: January 8, 2016

Witnessed by:	)
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SCHEDULE “B”

FORM OF WARRANTS